EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: DENNIS WELLS or RON STOWELL
DATE: AUGUST 18, 2016	(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE YEAR AND FOURTH QUARTER ENDED JUNE 30, 2016,
AND DECLARES REGULAR CASH DIVIDEND

Cincinnati, OH; August 18, 2016 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported FY 2016 net sales of $322,196,000, an increase of 5% as compared to $307,857,000 in the prior fiscal year;

•	reported FY 2016 net income of $9,482,000, or $0.37 per share, an increase of 84% as compared to net income of $5,151,000, or $0.21 per share, for the prior fiscal year;

•	reported fourth quarter FY 2016 net sales of $80,844,000 an increase of 6% as compared to $76,073,000 in the same period of the prior fiscal year;

•	reported fourth quarter FY 2016 net income of $1,428,000, or $0.06 per share, a decrease of 13% as compared to $1,643,000, or $0.07 per share, for the same period of the prior fiscal year; and

•	declared a regular quarterly cash dividend of $0.05 per share payable September 7, 2016 to shareholders of record August 29, 2016.

Financial Highlights	Three Months Ended June 30			Year Ended June 30
(In thousands, except per share data; unaudited)	2016	2015	% Change	2016	2015	% Change
Net Sales	$80,844	$76,073	6%	$322,196	$307,857	5%
Operating Income as reported	$2,081	$2,193	(5)%	$13,956	$7,533	85%
Severance costs (income)	68	421	(84)%	469	1,083	(57)%
Self-insured death benefit	--	--	--	--	1,000	n/	m
Loss on sale of assets, net	--	--	--	--	222	n/	m
Operating Income as adjusted (a)	$2,149	$2,614	18%	$14,425	$9,838	47%
Net Income as reported	$1,428	$1,643	(13)%	$9,482	$5,151	84%
Net Income as adjusted	$1,483	$1,912	(22)%	$9,800	$6,719	46%
Earnings per share (diluted ) as reported	$0.06	$0.07	(14)%	$0.37	$0.21	76%
Earnings per share (diluted) as adjusted	$0.06	$0.08	(25)%	$0.38	$0.27	41%

	6/30/16	6/30/15
Working Capital	$88,510	$80,813
Total Assets	$195,560	$180,690
Long-Term Debt	$ nil	$ nil
Shareholders' Equity	$155,520	$142,952

(a)
The Company incurred net pre-tax severance expense (income) of $68,000 and $421,000, and $469,000 and $1,083,000 in the fourth quarter and twelve month periods of fiscal 2016 and fiscal 2015, respectively.  The Company sold a manufacturing facility as well as a subsidiary in the first quarter of fiscal 2015, both of which netted to a pre-tax net loss of $222,000.  Additionally, the Company recorded a $1,000,000 self-insured death benefit expense in the third quarter of fiscal 2015 related to the Company's former Chairman and Chief Executive Officer. Operating income, net income, and earnings per share (diluted) before severance costs, a self-insured death benefit, the sale of assets and tax effect of the utilization of a long-term capital loss are Non-GAAP financial measures (see page 4).

Management Comments and Outlook

Dennis W. Wells, Chief Executive Officer and President, commented, "During the fourth quarter of fiscal 2016, LSI continued to make strides towards achieving long-term sustained growth.  Revenues during the quarter increased 6%, reflecting initiatives we previously put into place aimed at muscle-building our sales and marketing teams.  Gross margin was 24.5%, down slightly from 25.0% a year ago.  We can do better, and we expect to resume our recent trend of improving this key metric.

"During fiscal 2016, revenues for the full year increased 5% year-over-year, the gross margin improved 180 basis points to 26.0%, and net income was up 84%.  Looking back at the full year, I am pleased with the many accomplishments that the LSI team achieved.   We added key senior executives; enhanced our engineering talent; continued to strengthen our sales and marketing teams; introduced new LED lighting and control products; and improved internal processes aimed at reducing costs, increasing manufacturing efficiency and improving product quality.  I am very pleased to announce that earlier this month we were notified that all of our lighting factories had received ISO 9001-2015 certification and registration.  We also invested $10 million in capital equipment during the year, which we are confident will provide a solid ROI to the business going forward.  The LSI Business System, introduced in fiscal year 2015, continued to drive operating efficiencies, with over 100 Kaizen events taking place.  Our financial position strengthened throughout the year, with our cash position growing to $33.8 million as of June 30, 2016, compared to $26.4 million a year ago.

"We are entering fiscal 2017 well-positioned to achieve above-market revenue growth and further improve operating efficiencies through the use of the LSI Business System, all while maintaining a strong balance sheet with an eye towards increasing cash dividends.  Our backlog is healthy and our quotation pipeline remains strong.  We have the right team in place, and our products offer a compelling solution to customers.  The strategy of Lighting + Graphics + Technology = Image is continuing to gain traction among key customers in our petroleum and other key markets.  Major initiatives underway during fiscal 2017 include the ongoing pursuit of operating efficiencies; facility consolidation; and investments in Digital Signage and Smart Lighting.  Further, we believe that the Company is now well-positioned to pursue external growth opportunities.  We have developed a disciplined acquisition strategy which we look forward to implementing.

"As I have previously mentioned, my overall mission remains that of developing shareholder value through higher sales, earnings, and cash dividends as LSI moves forward.  I look forward to reporting the results of fiscal 2017 as the year unfolds."

Fourth Quarter Fiscal 2016 Results

Net sales in the fourth quarter of fiscal 2016 were $80,844,000, an increase of 6% as compared to last year's fourth quarter net sales of $76,073,000.  Lighting Segment net sales increased 6.0% to $58,882,000, Graphics Segment net sales increased 12.1% to $17,090,000, and Technology Segment net sales (excluding significant intersegment net sales) decreased 8.0% to $4,872,000.  After consideration of the Technology Segment's intersegment sales in support of LED products manufactured and sold by the Lighting Segment, this segment's net sales increased 3.1% in the fourth quarter as compared to the prior year.  In the fourth quarters of fiscal 2016 and fiscal 2015 the Company recorded a pre-tax severance cost expense of $68,000 and $421,000, respectively.  The fiscal 2016 fourth quarter net income of $1,428,000, or $0.06 per share, decreased 13% as compared to the fiscal 2015 fourth quarter net income of $1,643,000 or $0.07 per share.  Earnings per share represents diluted earnings per share.

Fiscal 2016 Results

Net sales in fiscal 2016 were $322,196,000, an increase of 5% as compared to last year's net sales of $307,857,000.  Lighting Segment net sales increased 3.2% to $226,889,000, Graphics Segment net sales increased 18.7% to $77,039,000, Technology Segment net sales (excluding significant intersegment net sales) decreased 20.6% to $18,268,000 and All Other Category net sales decreased to zero as a result of the sale early in fiscal 2015 of the only subsidiary reported therein.  After consideration of the Technology Segment's intersegment sales in support of LED products manufactured and sold by the Lighting Segment, this segment's net sales increased 3.0% in fiscal 2016.  The Company recorded $469,000 and $1,083,000 of pre-tax severance costs in fiscal 2016 and fiscal 2015, respectively.  Also in the fiscal 2015 the Company recorded a $1,000,000 pre-tax self-insured death benefit, a $343,000 pre-tax gain on the sale of a manufacturing facility in the Graphics Segment, sold a subsidiary that had been reported in the All Other Category for $1,928,000 and recorded a pre-tax loss of $565,000 in Corporate Administrative expenses, and recorded a $101,000 income tax benefit related to the utilization of a portion of this long-term capital loss, all with no comparable items in fiscal 2016.  The fiscal 2016 net income of $9,482,000, or $0.37 per share, increased 84% from fiscal 2015 net income of $5,151,000, or $0.21 per share.  Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at June 30, 2016 included current assets of $127.7 million, current liabilities of $39.2 million and working capital of $88.5 million, which includes cash of $33.8 million.  The current ratio was 3.3 to 1.  The Company has shareholders' equity of $155.5 million, no long-term debt, and borrowing capacity on its commercial bank facility as of June 30, 2016 of $29.3 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $30 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company's planned growth, including acquisitions, if any.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share in connection with the fourth quarter of fiscal 2016 payable September 7, 2016 to shareholders of record as of August 29, 2016.  The indicated annual cash dividend rate is $0.20 per share. The Board of Directors has adopted a policy regarding dividends which indicates that dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant.

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income and earnings per share for the three and twelve month periods ended June 30, 2016 and June 30, 2015.  Adjusted net income and earnings per share, which exclude the impact of severance costs, a self-insured death benefit, the sale of a manufacturing facility, the sale of a subsidiary, and the tax benefit of utilization of a portion of the related long-term capital loss are non-GAAP financial measures.  We believe that these are useful as supplemental measures in assessing the operating performance of our business.  These measures are used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of these non-GAAP financial measures to the net income and earnings per share reported for the periods indicated.

(in thousands, except per share data; unaudited)	Fourth Quarter
	FY 2016	Diluted EPS	FY2015	Diluted EPS
Reconciliation of net income to adjusted net income:
Net income and earnings
per share as reported	$1,428	$0.06	$1,643	$0.07

Adjustment for severance costs,
inclusive of the income tax effect	55	--	269	0.01

Adjusted net income and earnings
per share	$1,483	$0.06	$1,912	$0.08

(in thousands, except per share data; unaudited)	Twelve Month Period
	FY 2016	Diluted EPS	FY2015	Diluted EPS
Reconciliation of net income to adjusted net income:
Net income and earnings
per share as reported	$9,482	$0.37	$5,151	$0.21

Adjustment for severance costs,
inclusive of the income tax effect	318	0.01	691	0.03

Adjustment for self-insured death benefit
expense, inclusive of the income tax effect			637	0.03

Adjustment for the gain on the
sale of a manufacturing facility,
inclusive of the income tax effect	--	--	(224)	(0.01)

Adjustment for the loss on sale of a
subsidiary	--	--	565	0.02

Income tax effect of utilization of a
long-term capital loss	--	--	(101)	--

Adjusted net income and earnings
per share	$9,800	$0.38	$6,719	$0.27

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the Company's ability to maintain an effective system of internal control over financial reporting, our ability to remediate any material weaknesses in our internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

We are a customer-centric company that positions itself as a value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities.  Our core strategy of "Lighting + Graphics + Technology = Complete Image Solutions" differentiates us from our competitors.

We are committed to advancing solid-state LED technology to make affordable, high performance, energy-efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  In addition, we provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we provide a full range of design support, engineering, installation and project management services to our customers.

We are a vertically integrated U.S.-based manufacturer concentrating on serving customers in North America and Latin America.  Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, California, Kansas, Kentucky, New York, North Carolina, Oregon, Rhode Island and Texas.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Dennis Wells, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

Condensed Consolidated Statements of Operations

	Three Months Ended June 30		Twelve Months Ended June 30
(in thousands, except per share data; unaudited)	2016	2015	2016	2015

Net sales	$80,844	$76,073	$322,196	$307,857

Cost of products and services sold	60,997	57,092	238,525	233,408

Gross profit	19,847	18,981	83,671	74,449

Selling and administrative expenses	17,766	16,788	69,715	66,916

Operating income	2,081	2,193	13,956	7,533

Interest (income) expense, net	(21)	2	(48)	19

Income before income taxes	2,102	2,191	14,004	7,514

Income tax expense	674	548	4,522	2,363

Net income	$1,428	$1,643	$9,482	$5,151

Income per common share
Basic	$0.06	$0.07	$0.38	$0.21
Diluted	$0.06	$0.07	$0.37	$0.21

Weighted average common shares outstanding
Basic	25,201	24,571	24,988	24,496
Diluted	25,934	24,969	25,592	24,638

Condensed Consolidated Balance Sheets
(in thousands, unaudited)	June 30, 2016	June 30, 2015
Current Assets	$127,743	$117,660
Property, Plant and Equipment, net	47,462	43,188
Other Assets	20,355	19,842
	$195,560	$180,690

Current Liabilities	$39,233	$36,847
Long-Term Debt	--	--
Other Long-Term Liabilities	807	891
Shareholders' Equity	155,520	142,952
	$195,560	$180,690